UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 17, 2012

(Date of earliest event reported)

Corning Natural Gas Corporation

(Exact name of registrant as specified in its charter)

New York	000-00643	16-0397420
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 West William Street, Corning, New York	14830
(Address of principal executive offices)	(Zip Code)

(607) 936-3755

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2012, Corning Natural Gas Corporation (the "Company") entered into Change of Control Agreements (the "Agreements") with each of its named executive officers other than Michael I. German, the Company's President and Chief Executive Officer: (i)Firouzeh Sarhangi, Chief Financial Officer and Treasurer; (ii) Stanley G. Sleve, Vice President - Administration and Corporate Secretary; (iii) Matthew J. Cook, Vice President - Operations; and (iv) Russell S. Miller, Vice President - Gas Supply and Marketing.

Each Agreement is effective as of April 20, 2012, and terminates on the first to occur of: (i) termination of the executive's employment with the Company prior to a Change of Control (as defined in the Agreements); (ii) one year from the date of a Change of Control; or (iii) May 1, 2017, but only if no Change of Control has occurred as of such date.

Under each Agreement, upon termination of the executive's employment with the Company within 12 months following a Change of Control, unless such termination is because of the executive's death, or by the Company for Cause or Disability (each as defined in the Agreements) or by the executive other than for Good Reason (as defined in the Agreements), the Company will be required to pay to the executive the following: (i) the executive's full salary through the date of termination and all other unpaid amounts to which the executive is entitled as of the date of termination under any play or other arrangement of the Company, at the time such payments are due (and in any event within 90 days after the executive's separation of service from the Company); and (ii) an amount equal to 1.0 multiplied by the executive's annualized includable compensation for the base period (within the meaning of Section 280G of the Internal Revenue Code), subject to reduction if such payment is or will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, which payment shall be made in a lump sum within 90 days after the executive's separation from service.

The executives are not required to mitigate the amount of any payment under the Agreements by seeking employment or otherwise. The Company has also agreed to pay to each of the executives all legal fees and related expenses incurred by the executive in connection with the Agreement, whether or not the executive prevails.

The foregoing description of the Agreements is qualified in its entirety by reference to the full text of the form of Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of the Company held on Tuesday, April 17, 2012, the Company's shareholders voted on two proposals and cast their votes as described below. The proposals are described in detail in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 16, 2012.

Proposal 1: Election of Directors

The shareholders elected the following seven directors, to serve until the next annual meeting of shareholders and until their successors are elected and have qualified:

Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Henry B. Cook, Jr.	1,391,872	15,174	0	472,288
Michael I. German	1,391,872	15,174	0	472,288
Ted W. Gibson	1,391,872	15,174	0	472,288
Joseph P. Mirabito	1,391,872	15,174	0	472,288
William Mirabito	1,391,784	15,252	0	472,288
George J. Welch	1,391,872	15,174	0	472,288
John B. Williamson III	1,381,480	25,566	0	472,288

Proposal 2: Ratification of the Company's Independent Registered Public Accounting Firm for the Fiscal Year Ending September 30, 2012

The appointment of EFP Rotenberg, LLP as the Company's independent registered public accounting firm for the fiscal year ended September 30, 2012 was ratified as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,875,167	3,994	172	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Change of Control Agreement between Corning Natural Gas Corporation and Firouzeh Sarhangi, Stanley G. Sleve, Matthew J. Cook, and Russell S. Miller

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corning Natural Gas Corporation

By: /s/ Michael I. German

President and Chief Executive Officer

Dated: April 19, 2012

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Change of Control Agreement between Corning Natural Gas Corporation and Firouzeh Sarhangi, Stanley G. Sleve, Matthew J. Cook, and Russell S. Miller